UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement

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Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[Transcript of video message of Steven M. Shindler, Chairman of the Board of Directors, to stockholders first used on April 30, 2024]
Hello, Nikola Stockholders. I'm Steve Shindler, chairman of the board at Nikola. I've been a part of Nikola for almost four years, serving on the board and more recently as chairman. I have held many executive positions in the US and internationally and in more than 30 years of business, I have only seen a few technologies and organizations that have turned an industry on its head. One was with Nextel, which if you recall, changed the landscape of mobile phone technology forever. Now it's Nikola. This is a company that is changing the trucking world with zero emissions class eight trucks and the energy infrastructure solutions to supply them. It's a privilege to be part of a company driven by such a transformative vision, and I have full confidence in our exceptional leadership team and dedicated employees who continue to propel us forward. We know it's been a winding road, but the journey, while difficult, we believe will be successful.

We appreciate the trust you've placed in us and your unwavering support. Okay, so what's next? Our 2024 annual meeting of stockholders is scheduled for June 5th, and to prepare, we have filed our definitive proxy statement. We encourage you to read the proxy, which is available on our website, and we hope you agree to vote in favor of all five proposals. We've seen a big reaction to proposal number two, which involves a reverse split. We understand that it may be a bit controversial, so we ask you to submit some questions so we can discuss it a bit further. For other topics related to the company, please tune in to our Q1 2024 earnings call on Tuesday, May 7th. Once again, thank you for submitting your questions and watching this video. Now let's get into the questions.

The questions submitted were compiled into two categories. Question one, I don't speak accounting. Any chance you could do a brief overview of reverse splits, what it means and what it means for the company?

Thank you for the question. As many of you know, the Nikola team has worked hard to reset our operational focus since 2023, and now it's time to reset our financial foundation. A reverse split will reduce the number of common shares outstanding and increase the dollar value per share by the same ratio. The total dollar value does not change.

SAMPLE ILLUSTRATION OF REVERSE SPLIT*

100 SHARES x $1 PER SHARE = $100

10 SHARES x $10 PER SHARE = $100

*for illustrative purposes only

If you owned 100 shares at $1 per share and the reverse split was one to 10, then you'd have 10 shares at $10 per share. Okay, so the next logical question is why are we doing this? The answer is for a multitude of reasons. As you know, if our stock goes below $1 for a certain period of time, we can be delisted from the nasdaq. Our stock went $1 last year, but we recovered quickly. This year the stock has remained below $1 for a longer period of time.

Taking a proactive move with a reverse split will allow the stock to firmly trade above $1, which will hopefully eliminate the delisting risk. Being a pioneer is not an inexpensive process. Many investors, corporate and individual won't even look at buying shares in a company if the share price is less than $5. The question after that is why we're not setting the ratio we've said between one to 10 and one to 30. This is a great question and will partly depend on where the stock is trading at the time we consider a reverse split. The goal is to have financial flexibility and the ability for company management and the board to figure out what ratio will work best for the company at that time.

Question two, it seemed like we were gaining momentum with reaching NASDAQ compliance organically. Why not wait it out to see how that momentum played out? Any special reason why this is necessary now? What's the benefit?

Another great question. We thought quite deeply about this and analyzed as many possibilities as we could. To do what we need to do, we will need to raise capital. We considered whether we should increase our authorized shares like we did last year, or if we could find another mechanism that might work. We understand that the stock has seen some downward pressure since the filing of our preliminary proxy, and sure it could have been possible for the stock to rise above $1 and clear the NASDAQ delisting hurdle, but that's just one aspect of our need to reset our financial foundation. We must eliminate the distraction of delisting and position ourselves to raise capital more efficiently and effectively. We believe that if we can achieve a share price at a more consistent level with the Russell 3000 companies, it will encourage investor interest and improve the marketability of our common stock to an even broader range of investors.

Why is this important? More interest means more capital that can be raised and more flexibility for the company and its shareholders. Because of the trading volatility often associated with low price stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low price stocks or tend to discourage individual brokers from recommending low price stocks, so a higher share price that may result from the reverse stock split could enable institutional investors and brokerage firms to invest in our common stock. A long answer I know, but a good question. It is our feeling that this reverse split will put the company on a more stable path with a considerable amount of options. In closing, I would like to thank you once again for taking the time for Nikola today. We appreciate your questions and we ask that you keep sending them to us, and if you like this video, I can do another one prior to our annual meeting to answer any further questions. We are together pioneering solutions for a zero emissions world to decarbonize the trucking industry and your support is crucial to make it happen. Thank you once again for being an essential part of Nikola's journey. Your vote is especially important at this year's annual meeting to maintain trajectory.

Forward-Looking Statements
This communication contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the “Company” or “Nikola”). Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions that are not historical fact and, as a result, are subject to risks and uncertainties. Forward-looking statements include but are not limited to: the Company’s future financial outlook and future business performance; the Company’s beliefs regarding the potential benefits of a reverse stock split, including its potential effect on the Company’s stock price, Nasdaq listing, the ability to increase investor interest and facilitate raising future capital and other intended benefits. Risks and uncertainties that may cause actual results to differ include factors generally affecting the business, operations, and financial condition of the Company; the actual effect on any reverse stock split on the Company’s stock price; the ability of the Company to attract additional investors; and the factors, risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-Kfor the year ended December 31, 2023, as amended, filed with the Securities and Exchange Commission (the “SEC”), in addition to the

Company’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

[Press Release issued on April 30, 2024]
Nikola Chairman Addresses Stockholder Questions on Reverse Split Proposal in Definitive Proxy Statement

Continued focus on regaining Nasdaq compliance and resetting operational and financial foundations to achieve the next level of financial stability while advancing business initiatives

PHOENIX – April 30, 2024 — In a recent social media post, Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy supply and infrastructure solutions, via the HYLA brand, invited NKLA stockholders to submit questions related to the Proxy Statement filed earlier in the month. Steven Shindler, Chairman of the Board at Nikola, recorded a video addressing key questions about Proposal 2, which includes a reverse stock split.

The video addresses one of the five proposals to be voted on at the June 5, 2024, Annual Stockholder Meeting. The full video and transcript of the interview can be accessed here.

[video here]

In the video, Shindler elaborated on the rationale behind Proposal 2 — the recommendation of a reverse split:

“We must eliminate the distraction of delisting and position ourselves to raise capital more efficiently and effectively. We believe that if we can achieve a share price at a more consistent level with the Russell 3000 companies, it will encourage investor interest and improve the marketability of our common stock to an even broader range of investors.”

Among the questions addressed by Shindler were:

•What is a reverse split and how does it impact NKLA stockholders and the company?
•Why is a reverse split being proposed now?
•What are the advantages of a reverse split?

Proposal 2 is up for a vote of stockholders following extensive analysis and consultations with financial advisors to explore options for regaining compliance with Nasdaq listing rules and the need to secure future capital to sustain the company’s business.

NKLA stockholders are encouraged to VOTE IN FAVOR of all five proposals, notably for each of the Nikola nominees for the Board of Directors in Proposal 1, and the anticipated positive impact of the reverse stock split in Proposal 2 in addressing potential delisting concerns and resetting the company’s financial foundation.

Nikola invites NKLA stockholders to continue submitting questions, as ongoing communications are planned to provide answers to those most frequently asked.

For other company updates, please join the Nikola Q1 2024 earnings call on Tuesday, May 7.

Every vote matters. Stockholders must ACTIVELY VOTE by 11:59 p.m., Eastern Time, on June 4, 2024, for their vote to count. Stockholders as of the close of business on April 19, 2024, are entitled to vote, even if they no longer own the shares.

Voting is quick and simple:
•BY PHONE: Call Alliance Advisors, Nikola’s proxy solicitor, toll-free at (855) 935-2562 if in North America. International voters can call +1 (551) 210-9929. You can also contact Alliance Advisors if you have any questions about voting.
•BY EMAIL: Message Alliance Advisors at nkla@allianceadvisors.com.
•BY INTERNET: Vote at www.proxyvote.com using your control number by following the instructions shared by your broker, bank or other nominee.
◦If you are a Robinhood holder, proxy voting emails are sent by noreply@robinhood.com and voting is hosted by Say Technologies. You will be able to vote and view materials directly from your email.
The 2024 Annual Meeting of Stockholders will be held virtually on Wednesday, June 5, 2024, at 1:00 p.m., Pacific Time via live audio webcast. To attend the meeting, register in advance at www.viewproxy.com/nkla/2024 by 11:59 p.m., Pacific Time on June 4, 2024.
ABOUT NIKOLA CORPORATION
Nikola Corporation’s mission is clear: pioneering solutions for a zero-emissions world. As an integrated truck and energy company, Nikola is transforming transportation and over-the-road freight services. With our Class 8 vehicles, including battery-electric and hydrogen fuel cell electric trucks, and our energy brand, HYLA, we are driving the advancement of the complete hydrogen refueling ecosystem. This encompasses supply, distribution, and dispensing, reflecting our commitment to sustainable practices and a cleaner future.

Nikola is based in Phoenix, Ariz. with a manufacturing facility in Coolidge, Ariz.
Experience our journey to achieve your sustainability goals at nikolamotor.com or engage with us on social media via Facebook @nikolamotorcompany, Instagram @nikolamotorcompany, YouTube @nikolamotorcompany, LinkedIn @nikolamotorcompany or X/Twitter @nikolamotor.

FORWARD-LOOKING STATEMENTS
This communication contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the “Company” or “Nikola”). Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions that are not historical fact and, as a result, are subject to risks and uncertainties. Forward-looking statements include but are not limited to: the Company’s future financial outlook and future business performance; and the Company’s beliefs regarding the potential benefits of a reverse stock split, including its potential effect on the Company’s stock price, Nasdaq listing, the ability to increase investor interest and facilitate raising future capital and other intended benefits. Risks and uncertainties that may cause actual results to differ include factors generally affecting the business, operations, and financial condition of the Company; the actual effect of any reverse stock split on the Company’s stock price; the ability of the Company to attract additional investors; and the factors, risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, filed with the Securities and Exchange Commission (the “SEC”), in addition to the Company’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events to differ materially from those contained in the forward-

looking statements. Forward-looking statements speak only as of the date of this press release. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

INVESTOR INQUIRIES
investors@nikolamotor.com

MEDIA INQUIRIES
press@nikolamotor.com

[Social media post first used on April 30, 2024]
Nikola Chairman addresses stockholder questions relating to the recently filed Definitive Proxy Statement. A complete video and transcript of the session can be found here: nikolamotor.com/stockholder
[link to video]

[Annual meeting landing page - first used on April 30, 2024]
* date corrected*

[video and transcript]

VOTE TODAY: YOUR APPROVAL IS NEEDED

Vote FOR Each Nominee for Director and for Each Proposal at the Nikola Annual Meeting of Stockholders

Every vote matters. NKLA stockholders are encouraged to VOTE IN FAVOR of all five proposals, notably for each of the Nikola nominees for the Board of Directors in Proposal 1, and for the reverse stock split in Proposal 2, which is anticipated to have a positive impact by addressing potential delisting concerns and resetting our financial foundation.

What happens if a reverse stock split in Proposal 2 passes and is implemented?

•Reduces the number of common shares outstanding and increases the dollar value per share by the same ratio. The total dollar value of issued common stock does not change.
•Allows the stock to firmly trade above $1.00, the goal being to eliminate the delisting risk.
•Expected to encourage investor interest and improve the marketability of our common stock to an even broader range of investors.

Without Proposal 2 passing, Nikola may face delisting from Nasdaq and limitations in securing capital for our ongoing operations and business goals.

It is imperative for ALL stockholders to VOTE your shares. Stockholders as of the close of business on April 19, 2024, are entitled to vote, even if you no longer own the shares.

If you have any questions, or require assistance with voting, please contact Alliance Advisors at (855) 935-2562.

The deadline to vote is Tuesday, June 4, 2024 at 11:59 p.m. Eastern Time.

VOTING IS QUICK AND EASY – YOU CAN VOTE BY TELEPHONE OR INTERNET:

BY PHONE: Please call Alliance Advisors, Nikola’s proxy solicitor, North America toll-free, at (855) 935-2562.

International voters, have a unique control number assigned for voting purposes that can only be provided by your broker or bank due to security purposes. Therefore we suggest taking the following steps:

1. Reach out directly to your broker or bank and ask them how they handle voting for U.S. companies as they have discretion on how shares are voted.

2. During that discussion, see if they are able to vote on your behalf.

3. You can also reach out to Alliance Advisors, our proxy solicitor, at +1 (551) 210-9929 with any questions.

Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the relevant number above.

•Robinhood investors, proxy voting emails are sent by  noreply@robinhood.com and voting is hosted by Say Technologies. You will be able to vote and view materials directly from your email.

BY INTERNET: Vote at www.proxyvote.com using your control number by following the instructions shared by your broker, bank or other nominee.

No further action is required if you have already voted your shares.

Thank you for your continued support of Nikola.

The Proxy Statement can be found here. For the latest information on Nikola, please visit our Investor News Page.

Forward-Looking Statements
This communication contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the “Company” or “Nikola”). Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions that are not historical fact and, as a result, are subject to risks and uncertainties. Forward-looking statements include but are not limited to: the Company’s future financial outlook and future business performance; and the Company’s beliefs regarding the potential benefits of a reverse stock split, including its potential effect on the Company’s stock price, Nasdaq listing, the ability to increase investor interest and facilitate raising future capital and other intended benefits. Risks and uncertainties that may cause actual results to differ include factors generally affecting the business, operations, and financial condition of the Company; the actual effect on any reverse stock split on the Company’s stock price; the ability of the Company to attract additional investors; whether a reverse split is implemented and at what ratio; and the factors, risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, filed with the Securities and Exchange Commission (the “SEC”), in addition to the Company’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.